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                        INVESTMENT SUB-ADVISORY AGREEMENT
                       SEI INSTITUTIONAL INVESTMENTS TRUST

     AGREEMENT made this 14th day of June, 1996, by and between SEI Financial Management Corporation (the "Adviser") and Strategic Fixed Income, L.P. (the "Sub-Adviser").

     WHEREAS, SEI Institutional Investments Trust, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to the International Fixed Income Portfolio (the "Portfolio"), which is a series of the Trust; and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Portfolio, and the Sub-Adviser is willing to render such investment advisory services, upon the terms and subject to the conditions set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Portfolio entrusted to it by the Adviser ("the Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), provided the Sub-Adviser shall be given reasonable advance notice of any such amendments and supplements, and subject to the following:

(a) The Sub-Adviser, subject to the direction of the Adviser, and, at the request of the Adviser, in consultation with the Adviser, shall determine from time to time what Assets will be purchased, retained or disposed of by the Portfolio, and what portion of the Assets will be invested or held uninvested in cash.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the applicable requirements of the 1940 Act, the applicable requirements of Subchapter M of the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time; provided, however, that in no event shall the Sub-Adviser be obligated to act in conformity with and instruction or direction of the Adviser or of the Board of Trustees of the Trust if the Sub-Adviser believes in good faith (in consultation with counsel, where practicable) that implementation of such instruction or direction would involve the Sub-Adviser in a violation of law or willful malfeasance, bad faith or gross negligence on its part.

(c) The Sub-Adviser shall determine the Assets to be purchased or disposed of by the Portfolio as provided in subparagraph (a) and will place orders with or through such brokers, dealers or banks to carry out the policy with respect to brokerage set forth in the Portfolio's


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     Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing Portfolio transactions and selecting brokers, dealers or banks the Sub-Adviser will use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker, dealer, or bank and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

     The Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Portfolio s Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by or under the 1940 Act or by the Securities and Exchange Commission ("SEC").

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6),
     (7), (9), (10) and (11) and paragraph (f) of Rule 31-1 under the 1940 Act and shall render to the Adviser or Board of Trustees such periodic and special reports as the Adviser or Board of Trustees may reasonably request.

     The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser, at its request, all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser, at its request, any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC, in each case with respect to the Trust, the Portfolio, or the Assets. The Sub-Adviser agrees that all records that it maintains on behalf of the Portfolio are property of the Portfolio and the Sub-Adviser will surrender promptly to the Portfolio any of such records upon the Portfolio's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor Sub-Adviser upon the termination of his Agreement (or, if there is no successor Sub-Adviser, to the Adviser); provided, however, that the Sub-Adviser may retain a copy of such records.


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(e)  The Sub-Adviser shall provide the Portfolio's custodian on each business day with information relating to all transactions concerning the Portfolio's Assets and shall provide the Adviser with such information upon request of the Adviser.

(f) The Sub-Adviser and its partners and its and their respective partners, stockholders, directors, officers, employees and agents act, may continue to act and in the future may act as investment managers or investment advisers to others and may invest for their own accounts, and nothing in this Agreement shall in any way be construed or deemed to restrict the right of any such person to perform investment management or investment advisory services for others or to invest for its own account, and the performance of such services for others and such investing shall not be deemed to violate or give rise to any duty or obligation to the Trust, the Portfolio or the Adviser, except as otherwise provided by law. The Sub-Adviser agrees to act in a manner consistent with its fiduciary obligation to deal fairly with all clients when taking investment actions.

(g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to materially impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in the Portfolio. The Adviser shall instruct the custodian and other parties providing services to the Portfolio to promptly forward misdirected proxies to the Sub-Adviser.

(i) The Sub-Adviser will notify the Trust and the Adviser of any changes to the membership of the Sub-Adviser within a reasonable time after such change.

     Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees, or the officers or employees of the Sub-Adviser's general partner.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that, in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the applicable provisions of the Trust's Declaration of Trust (as defined herein), the applicable provisions of the Prospectus, the instructions and directions of the Board of Trustees of the Trust (subject to the provisions of Section l(b) hereunder), the applicable requirements of the 1940 Act, the applicable requirements of Subchapter M of the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of, and will furnish the Sub-Adviser with copies properly certified or authenticated of amendments and supplements to, each of the following documents:


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(a)  The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

(c)  Prospectus(es) of the Portfolio.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory tee at the rate specified in the Schedule(s) which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then-current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5. LIMITATION OF LIABILITY OF THE SUB-ADVISER. The duties of the Sub-Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Adviser hereunder. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its obligations or duties, or from reckless disregard of its obligations or duties, under this Agreement, except as may otherwise be provided under provisions of applicable state law to the extent such provisions cannot be waived or modified hereby. The Adviser hereby acknowledges that it considers the Sub-Adviser to be a "corporate agent" of the Adviser within the meaning of the last sentence of Section 9 of the Investment Advisory Agreement between the Trust and the Adviser with respect to the Portfolio.

6. REPORTS. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all Prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Portfolio, the Trust or the public that refer to the Sub-Adviser, its services or its clients in any way prior to use thereof and not to use such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser s right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services or its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser, its services or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.



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7.   INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the
     Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) arising from or in connection with the performance by the Sub Adviser of its obligations or duties under this Agreement; provided, however, that (a) the Sub-Adviser shall not be obligated to indemnify or hold harmless the Adviser from or against any claim, loss, liability, or damage in respect of which the Sub-Adviser is not liable pursuant to Section 5 hereof: and (b) the Sub-Adviser's obligation under this Section 7 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by, the Adviser. is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its obligations or duties under this Agreement.

     The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) arising from or in connection with the performance by the Adviser of its obligations or duties under this Agreement; provided, however, that the Adviser's obligation under this Section 7 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by, the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its obligations or duties under this Agreement.

8. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees and by the vote of a majority of the outstanding voting securities of the Portfolio.

     This Agreement shall continue in effect until terminated as provided below; provided, however, that this Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformance with the Section 15(a)(2) of the 1940 Act. This Agreement may be terminated (a) by the Portfolio at any time, on written notice to the Sub-Adviser, without the payment of any penalty, by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Portfolio,
     (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on not less than 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's investment advisory agreement with the Trust. As used in this Section 8, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

     Upon the termination of this Agreement, the Sub-Adviser shall not be obligated to take or recommend any action with respect to the Assets.


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9.   GOVERNING LAW. This Agreement shall be governed by the internal laws of the
     Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

10. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11. NOTICE: Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

      To the Adviser at:                SEI Financial Management Corporation
                                        680 East Swedesford Road
                                        Wayne, PA 19087
                                        Attention: Legal Department

     To the Sub-Adviser at:             Strategic Fixed Income, L.P.
                                        1001 Nineteenth Street North
                                        Suite 1720
                                        Arlington, VA 22209
                                        Attention: Vice President



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12.  ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Portfolio or the Trust.

     Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Financial Management Corporation    Strategic Fixed Income L.P.
                                        By: Gobi Investment, Inc.

     By: /s/ Kevin P. Robins            By: /s/ Patricia M. Arcoleo
        -----------------------------      -------------------------

     Name: Kevin P. Robins              Name: Patricia M. Arcoleo
          ---------------------------        -----------------------

     Title: SVP                         Title: Vice President
           --------------------------         ----------------------


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                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                      SEI FINANCIAL MANAGEMENT CORPORATION
                                       AND
                          STRATEGIC FIXED INCOME, L.P.

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows

International Fixed Income Portfolio                         %



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